Exhibit 99.1

November 4, 2010

Doug Dennerline

[Address]

[Address]

Dear Doug:

On behalf of SuccessFactors, Inc. (the "Company"), I am pleased to offer you employment with the Company on the terms set forth below.

  Position. You will start in a position as President, reporting to me, Lars Dalgaard, CEO. You will work out of our office in San Mateo, CA. By signing this letter, you confirm with the company that you are under no contractual or other legal obligations that would prohibit you from performing your duties with the Company.

  Subject to approval by the SuccessFactors, Inc. Board of Directors, you will be designated as an officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934 and eligible to participate in the SuccessFactors, Inc. Change In Control plan for Tier 2 eligible employees as in accordance with the provisions set forth in such plan. Details of the plan will be provided to you separately.

  Compensation. You will be paid semi-monthly wages of $16,666.67 which is equivalent to $400,000 on an annualized basis, less payroll deductions and all required withholdings. You will be paid your salary in accordance with the Company's regular payroll policy. The Company may modify compensation from time to time as it deems necessary. You will be eligible for a discretionary target performance bonus of 100% per annum of your annual fixed base pay as determined in the sole discretion of the Company based on individual and Company performance, and subject to all the terms and conditions of the Corporate Bonus Plan.

  Sign On Bonus. Upon commencement of employment, you will be paid a sign-on bonus of $200,000. If you voluntarily leave within one year of your actual start date, you will be required to repay this amount.

  Equity.  250,000 Options and 100,000 RSUs as outlined below.

  We will recommend to the Board of Directors (the "Board") of the Company that, at the next Board meeting after your commencement date, you be granted (i) a stock option (the "Option") entitling you to purchase up to 150,000 (ONE HUNDRED FIFTY THOUSAND) shares of Common Stock of the Company at the closing price of such common stock on the Nasdaq Stock Market on the date of grant; and 100,000 (ONE HUNDRED THOUSAND) restricted stock units (the "RSUs").  Subject to Board approval, the shares subject to the Option shall vest over four years, with 25% becoming vested after you complete one year of continuous full-time service with the Company and one forty-eighth (1/48th) of the shares subject to the Option vesting after each month of your continuous full-time service thereafter.  Subject to Board approval, the shares subject to the RSUs shall vest over four years, with 25% becoming vested after you complete one year of continuous full-time service with the Company and 25% vesting after each year of your continuous full-time service thereafter.

  We will recommend to the Board of Directors (the "Board") of the Company that, at the next Board meeting after January 15th, 2011, you be granted (i) a stock option (the "Option") entitling you to purchase up to 100,000 (ONE HUNDRED THOUSAND) shares of Common Stock of the Company at the closing price of such common stock on the Nasdaq Stock Market on the date of grant. Subject to Board approval, the shares subject to the Option shall vest over four years, with 25% becoming vested after you complete one year of continuous full-time service with the Company from the date of grant and one forty-eighth (1/48th) of the shares subject to the Option vesting after each month of your continuous full-time service thereafter.  Subject to Board approval, the shares subject to the RSUs shall vest over four years, with 25% becoming vested after you complete one year of continuous full-time service with the Company from the date of grant and 25% vesting after each year of your continuous full-time service thereafter.

  Your Options and RSUs shall be subject to the terms and conditions of the Company's 2007 Equity Incentive Plan and grant agreement, which will be provided after the Board approves your grant.  Termination of employment will result in the loss of unvested rights.  You are responsible for all taxes associated with the receipt or exercise of the Option or RSUs, or the sale of shares after exercise.  In the case of RSUs, shares will be withheld to satisfy withholding or other applicable taxes.

  Benefits. You will also be entitled to receive the standard employee benefits made available by the Company to its employees of your same level to the full extent of your eligibility including, medical, dental and vision insurance. During your employment, you shall be permitted, to the extent eligible, to participate in the Company's Flexible Spending Account plan and 401(k) plan or any other similar benefit plan of the Company that is available to employees generally. Participation in any such plans shall be consistent with your rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plan. Details about these benefits plans are available for your review. Company may modify compensation and benefits from time to time as it deems necessary.

  Compliance with Company's Policies and Procedures. As a Company employee, you will be expected to abide by the Company's policies and procedures and acknowledge in writing that you have read and agree to abide by the Company's Employee Handbook. Your acceptance of this offer and commencement of employment with the Company is contingent upon the execution of the Company's Proprietary Information and Inventions Agreement, a copy of which is enclosed for your review and execution prior to or on your Start Date.

  Employment Relationship. Your employment with the Company will be "at will", meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary verbal, written or implied representations which may have been made to you are superseded by this written offer. This is the full and complete agreement between you and the Company with respect to the subject matters herein. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and the Company's Chief Executive Officer.

  Dispute Resolution Procedure. As a condition of employment with the Company, you will be required to sign and abide by the terms of the Company's dispute resolution procedure, which is incorporated into this offer letter by reference and found in the Company's Proprietary Information and Inventions Agreement.

  Proof of Right to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

This letter, together with the Proprietary Information and Inventions Agreement, sets forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

We are all delighted to be able to extend you this offer and look forward to working with you.  To indicate your acceptance of the Company's offer, please sign, initial and date this letter provided below and return it via confidential fax: 408 317 0366 to SuccessFactors Talent Enablement Coordinator, Jerry Talagtag, along with a signed, initialed and dated copy of the Proprietary Information and Inventions Agreement.

This offer expires at the close of business, November 4th, 2010. In addition, this offer is contingent on the results of reference and background checks.

Very truly yours,

_/s/ Lars Dalgaard__________________________

Lars Dalgaard

SuccessFactors, Inc.

ACCEPTED AND AGREED:

Doug Dennerline

/s/ Doug Dennerline

Signature

/s/ 11/4/10

Date

November 14, 2010

Anticipated Start Date

Attachment: Proprietary Information and Inventions Agreement

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

In consideration of, and as a condition of my employment with SuccessFactors, Inc., a Delaware corporation (the "Company"), I hereby represent to, and agree with the Company as follows:

    Purpose of Agreement. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its "Proprietary Information" (as defined in Section 7 below), its rights in "Inventions" (as defined in Section 2 below) and in all related intellectual property rights. Accordingly, I am entering into this Employee Proprietary Information and Inventions Agreement (this "Agreement") as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

    Disclosure of Inventions. I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable or protectable as trade secrets (the "Inventions").

    Work for Hire; Assignment of Inventions. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company's business or actual or demonstrably anticipated research and development (the "Assigned Inventions"), will be the sole and exclusive property of the Company. I agree to assign, and do hereby assign, the Assigned Inventions to the Company. Attached hereto as Exhibit A is a list describing all inventions, original works of authorship, developments and trade secrets which were made by me prior to the date of this Agreement, which belong to me and which are not assigned to the Company ("Prior Inventions"). If no such list is attached, I agree that it is because no such Prior Inventions exist. I acknowledge and agree that if I use any of my Prior Inventions in the scope of my employment, or include them in any product or service of the Company, I hereby grant to the Company a perpetual, irrevocable, nonexclusive, world-wide, royalty-free license to use, disclose, make, sell, copy, distribute, modify and create works based on, perform or display such Prior Inventions and to sublicense third parties with the same rights.

    Employee's Rights to Inventions.

      California Employees: I have been notified and understand that the provisions of Sections 3 and 5 of this Agreement do not apply to any Assigned Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

      "ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE."

      Certain Employees Outside California: I have been notified and understand that the provisions of Sections 3 and 5 of this Agreement do not apply to any Assigned Invention that qualifies fully under the provisions of the following: 19 Delaware Code section 8; Kansas Statute Annotated section 44-130; section 765 of the Illinois Compiled Statute 1060/2; Minnesota Statute section 181.78; North Carolina General Statute section 66-57.1; Revised Code of Washington section 49.44.140; and Utah Code Annotated section 34-39-3; which provide that any provision in an employment agreement requiring the employee to assign any of the employee's rights in any invention to the employer does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless the invention relates to the business of the employer or actual or demonstrably anticipated research or development, or the invention results from any work performed by the employee for the employer.

    Assignment of Other Rights. In addition to the foregoing assignment of Assigned Inventions to the Company, I agree to assign, and do hereby irrevocably transfer and assign, to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, including but not limited to rights in databases, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (ii) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Assigned Inventions. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Inventions, even after termination of my work on behalf of the Company. "Moral Rights" mean any rights to claim authorship of or credit on an Assigned Inventions, to object to or prevent the modification or destruction of any Assigned Inventions or Prior Inventions licensed to Company under Section 3, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions or Prior Inventions licensed to Company under Section 3, and any similar right, existing under judicial or statutory law of any country or subdivision thereof in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

    Assistance. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company's Assigned Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

    Proprietary Information. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company or a third party that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (the "Proprietary Information"). Such Proprietary Information includes, but is not limited to, Assigned Inventions, marketing plans, product plans, product ideas, processes, formulas, data and know-how, computer programs, copyrightable materials, marketing plans and strategies, business strategies, sales and financial information, forecasts, personnel information, customer lists and data, and domain names.

    Confidentiality. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust. I will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and, upon Company request, will execute a document confirming my agreement to honor my responsibilities contained in this Agreement. I will not take with me or retain any documents or materials or copies thereof containing any Proprietary Information.

    No Breach of Prior Agreement. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

    Efforts; Duty Not to Compete. I understand that my employment with the Company requires my undivided attention and effort. As a result, during my employment, I will not, without the Company's express written consent, engage in any other employment or business that (i) directly competes with the current or future business of the Company; (ii) uses any Company information, equipment, supplies, facilities or materials; or (iii) otherwise conflicts with the Company's business interest and causes a disruption of its operations.

    Notification. I hereby authorize the Company to notify third parties, including, without limitation, customers and actual or potential employers, of the terms of this Agreement and my responsibilities hereunder.

    Non-Solicitation of Employees/Consultants/Contractors. During my employment with the Company and for a period of one (1) year thereafter, I will not directly or indirectly solicit away employees, consultants or contractors of the Company for my own benefit or for the benefit of any other person or entity.

    Non-Solicitation of Suppliers/Customers. During and after the termination of my employment with the Company, I will not directly or indirectly solicit or otherwise take away customers or suppliers of the Company if, in so doing, I use or disclose any trade secrets or proprietary or confidential information of the Company. I agree that the non-public names and addresses of the Company's customers and suppliers, and all other confidential information related to them, including their buying and selling habits and special needs, created or obtained by me during my employment, constitute trade secrets or proprietary or confidential information of the Company.

    Name & Likeness Rights. I hereby authorize the Company to use, reuse, and to grant others the right to use and reuse, my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any form of media or technology now known or hereafter developed (including, but not limited to, film, video and digital or other electronic media), both during and after my employment, for any purposes related to the Company's business, such as marketing, advertising, credits, and presentations.

    Injunctive Relief. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

    Governing Law; Severability. Except as specifically provided herein, this Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to its laws pertaining to conflict of laws. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

    Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

    Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

    Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

    "At Will" Employment. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an "at will" employee of the Company and that my employment can be terminated at any time, with or without notice and with or without cause, for any reason or for no reason, by either the Company or myself. I acknowledge that any statements or representations to the contrary are ineffective, unless put into a writing signed by the Company. I further acknowledge that my participation in any stock option or benefit program is not to be construed as any assurance of continuing employment for any particular period of time.

    Arbitration. As a condition of Employee's employment with the Company, the parties hereby agree to submit to mandatory binding arbitration any dispute, claim or controversy arising out of, relating to or connected with Employee's employment with the Company.

      Arbitrable Claims: The parties understand and agree that this Agreement applies to all claims arising out of, related to or connected with Employee's employment with the Company, including, but by no means limited to, claims of discrimination, harassment, unpaid wages, breach of contract (express or implied), wrongful termination, torts, claims for stock or stock options, as well as claims based upon any federal, state or local ordinance, statute, regulation or constitutional provision, including, but not limited to, the Age Discrimination in Employment Act, 29 U.S.C. section  621 et seq., the Employee Retirement Income Security Act (ERISA), 29 U.S.C. section  1001 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. section  2000e et seq., and 42 U.S.C. section  1981, and any and all state or local laws prohibiting discrimination or regulating any terms or conditions of employment (the "Arbitrable Claims"). Arbitration shall be final and binding upon the parties. Arbitration shall be the exclusive method by which to resolve all Arbitrable Claims, except that each party may, at its, his or her option, seek injunctive relief in a court of competent jurisdiction related to the breach or threatened breach of this Agreement as provided in Section 15 of this Agreement, including the improper use, disclosure or misappropriation of a party's proprietary, confidential or trade secret information. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

      Right to File Administrative Claims: This Section does not restrict Employee's right to file certain administrative claims where, as a matter of law, the parties may not restrict the Employee's ability to file such claims (including the Equal Employment Opportunity Commission and the National Labor Relations Board). However, to the fullest extent permitted by law, arbitration shall remain the exclusive remedy for Arbitrable Claims that may be the subject of such administrative claims.

      Administration: The parties agree that a neutral arbitrator from JAMS will administer any such arbitration(s) in accordance with the JAMS employment arbitration rules then in effect. All arbitration hearings shall be conducted in San Mateo County, California. The arbitrator shall issue a written decision with the essential findings and conclusions on which the decision is based.

      Survivability: This Section shall be in full force and effect during the entire period of Employee's employment with Company, and shall continue to be in full force and effect after Employee's employment with the Company has ended. This Section does not, however, extend or waive any statutes of limitation or other provisions of law that specify the time within which any claim must be brought.

    Effective Date of Agreement. This Employee Proprietary Information and Inventions Agreement shall be effective as of the first day of my employment by the Company.

SuccessFactors, Inc.		Employee:
By:	/s/ Lars Dalgaard	/s/ Doug Dennerline
Signature
Name:		Doug Dennerline
Name (Please Print)
Title: